UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 3, 2011 (February 25, 2011)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 25, 2011, Metro Bank and Metro Bancorp, Inc. (collectively, “Metro”) and Members 1st Federal Credit Union (“Members 1st”) executed and filed a Stipulation and Proposed Order of Dismissal (“Dismissal Order”) in the United States District Court for the Middle District of Pennsylvania under which the complaint filed by Members 1st against Metro alleging trademark infringement was dismissed without prejudice.

The complaint filed by Members 1st alleged federal trademark infringement, federal unfair competition, common law trademark infringement and unfair competition by Metro in Metro’s use of a red letter “M” alone, or in conjunction with its trade name “Metro.”  Members 1st claimed that such use infringes Members 1st’s federally registered and common law trademark for the mark M1ST (stylized).

Metro and Members 1st consented to the entry of the Dismissal Order without either party admitting to any factual or legal claim or defense.   Metro intends to make certain modifications to its logos in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
(Registrant)

Date: March 3, 2011	/s/ Mark A. Zody
Mark A. Zody
Chief Financial Officer